EXHIBIT 99.1

Transocean Ltd. Announces Pricing of Upsized Public Offering of Shares

STEINHAUSEN, Switzerland—September 24, 2025—Transocean Ltd. (NYSE: RIG) (“Transocean”) announced today the pricing of an underwritten public offering of 125,000,000 Transocean shares, par value $0.10, at a public offering price of $3.05 per share. The offering reflects an increase from the 100,000,000 Transocean shares originally proposed to be sold. The gross proceeds to Transocean from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $381,250,000. All of the shares subject to the offering are being sold by Transocean. In addition, Transocean has granted the underwriters a 30-day option to purchase up to an additional 18,750,000 shares in the offering at the public offering price, less underwriting discounts and commissions. The offering is expected to close on September 26, 2025, subject to the satisfaction of customary closing conditions.

Citigroup and Morgan Stanley are acting as joint book-running managers for the offering. DNB Carnegie, Goldman Sachs & Co. LLC and Wells Fargo Securities are also acting as joint book-running managers for the offering. SB1 Markets is acting as a co-manager for the offering.

Transocean intends to use the net proceeds from the offering for the repayment or redemption of indebtedness, including the repayment or redemption of a portion of the $655 million aggregate principal amount of the 8.00% Senior Notes due February 2027 issued by Transocean International Limited, a wholly owned subsidiary of Transocean, to the extent such principal is not otherwise refinanced, repaid or redeemed. Any proceeds from the offering that are not used promptly for such purposes will be used for general corporate purposes.

Transocean is offering the shares pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) and became automatically effective on July 1, 2024. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering is expected to be filed with the SEC and, if and when filed, copies of the preliminary prospectus supplement relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, by contacting: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater floaters and seven harsh environment floaters.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are beyond our control, and in many cases, cannot be predicted. As a result, actual results could differ materially from those indicated by these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, fluctuations in the market price for Transocean’s shares, conditions in financial markets, risks relating to the closing of the offering, including the terms and timing thereof and the satisfaction of customary closing conditions, and other factors, including those risks discussed in the section entitled “Risk Factors” in Transocean’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, and in Transocean’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to Transocean or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Kristina Mays

+1 713-232-7734